UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	N/A
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 4, 2016, Seagate Technology plc (the “Company”) appointed Albert A. “Rocky” Pimentel to the position of Executive Vice President. In his new role, Mr. Pimentel will have responsibility for a broad range of strategic projects.

Mr. Pimentel’s former responsibilities as President, Global Markets and Customers, will immediately transition to William D. Mosley, President, Operations, and Technology. Mr. Mosley, aged 49, has served as President, Operations and Technology since October 2013 and as Executive Vice President, Operations from March 2011 until October 2013. Prior to that, he served as Executive Vice President, Sales and Marketing from September 2009 through March 2011; Executive Vice President, Sales, Marketing and Product Line Management from February 2009 to September 2009; Senior Vice President, Global Disk Storage Operations from 2007 to 2009; and Vice President, Research and Development, Engineering from 2002 to 2007. No changes were made to Mr. Mosley’s title or compensation arrangements in connection with his expanded role within the Company. Mr. Pimentel is no longer eligible for the cash bonus opportunity of up to 25% of his annual base salary for achieving operational goals related to his former role, but otherwise his compensation arrangements remain unchanged.

A copy of the press release announcing these changes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                Exhibits

Exhibit No.	Exhibit
99.1	Press release dated January 4, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ REGAN J. MACPHERSON
Name:	Regan J. MacPherson
Title:	Vice President, Interim General Counsel and Secretary

Date: January 4, 2016

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